UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 8, 2008 (September 3, 2008)

IAS ENERGY, INC.
(Exact name of registrant as specified in its charter)

OREGON	0-21255	91-1063549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 – 11780 HAMMERSMITH WAY
RICHMOND, BRITISH COLUMBIA V7A 5E9, CANADA
(Address of principal executive offices)

(604) 278-5996
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01	Other Events.

On September 3, 2008, IAS Energy, Inc. (“IAS” or the “Company”) completed the exercise of the third option pursuant to the Option Agreement (see below) resulting in a 60% interest in Power Telecom Limited. To exercise this third option, IAS Energy, Inc. paid US$150,000 to Power Telecom and issued 10,000,000 Class A common shares, and received the shares of Power Telecom.  Additionally, the Company issued 1,000,000 Class A common shares as a finder’s fee.

The issuance of the shares was exempt from the registration requirements of the Securities Act of 1933, as amended, in reliance upon the exemptions under Regulation S, Section 4(2) and Rule 506 thereunder.

On November 26, 2007, the Company entered into an Option Agreement (the “Agreement”) with the two sole shareholders of Power Telecom, a company incorporated in Hong Kong, for the option to acquire 100% of the outstanding shares of Power Telecom in consideration for the issuance of 50,000,000 Class A shares of common stock of the Company and the requirement to invest $650,000 towards the further development of Power Telecom’s business. Power Telecom owns 100% of the rights to the Chinese website http://www.video1314.com, which is similar to the YouTube website. The Company paid a non-refundable deposit of $50,000 to Power Telecom upon execution of the Agreement, which funds have been used for the further development of Power Telecom’s business.

Pursuant to the Agreement, the Company received a series of irrevocable exclusive options to purchase up to 100% of the shares of Power Telecom in stages as described below:

1)

To purchase an initial 20% interest in Power Telecom, the Company must issue 10,000,000 Class A common shares, pay $50,000 to Power Telecom and issue 1,000,000 Class A common shares as a finder’s fee. The Company exercised this option on November 26, 2007.

2)

To purchase an additional 20% interest in Power Telecom, the Company must issue an additional 10,000,000 Class A common shares, pay a further $100,000 to Power Telecom, and issue an additional 1,000,000 Class A common shares as a finder’s fee. The Company exercised this option on March 5, 2008.

3)

To purchase an additional 20% interest in Power Telecom, the Company must issue an additional 10,000,000 Class A common shares, pay a further $150,000 to Power Telecom, and issue an additional 1,000,000 Class A common shares as a finder’s fee. This option exercise was completed on September 3, 2008 upon the Company’s receipt of the Power Telecom shares.

4)

To purchase an additional 20% interest in Power Telecom, the Company must issue an additional 10,000,000 Class A common shares, pay a further $150,000 to Power Telecom, and issue an additional 1,000,000 Class A common shares as a finder’s fee.

5)

To purchase an additional 20% interest in Power Telecom, the Company must issue an additional 10,000,000 Class A common shares, pay a further $150,000 to Power Telecom, and issue an additional 1,000,000 Class “A common shares as a finder’s fee.

The foregoing summary of certain terms of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, which has been previously filed.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)

FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

The financial information required by this item will be filed in an amendment to this report as soon as practicable but not later than 71 days after the date on which this report must be filed.

(b)

PRO FORMA FINANCIAL INFORMATION.

The financial information required by this item will be filed in an amendment to this report as soon as practicable but not later than 71 days after the date on which this report must be filed.

(c)	SHELL COMPANY TRANSACTIONS. Not applicable.

(d)	EXHIBITS. None.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: September 8, 2008	IAS Energy, Inc.

	By:	/s/ James Vandeberg
James Vandeberg, Chief Operating Officer, and Chief Financial Officer